UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


                          Date of Report: March 4, 2004

                FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY
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             (Exact name of registrant as specified in its charter)

      New Jersey                                                  22-1697095
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(State or other Jurisdiction of                              (IRS Employer
Incorporation or Organization)                               Identification No.)


           505 Main Street, P.O. Box 667, Hackensack, New Jersey 07602
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                    (Address of principal executive offices)

Registrant's telephone number, including area code (201) 488-6400
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Item 5. Other Events and Regulation FD Disclosure.

     On March 4, 2004, the Board of Trustees of First Real Estate Investment Trust of New Jersey (the "Trust") declared a Share split in the form of a Share dividend. Each shareholder will be issued one additional share for each share held. The additional shares will be issued on March 31, 2004 to shareholders of record on March 17, 2004. The Shares are expected to begin trading on a split-adjusted basis in the over the counter market on April 1,2004.

Disclosure Concerning Forward-Looking Statements
------------------------------------------------
Certain statements in this Form 8-K may contain information that is, or anticipate certain events that are, forward-looking within the meaning of
Section 27a of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Registrant cautions readers that forward-looking statements, including, without limitation, those relating to the Registrant's liquidity and capital resources, are subject to certain risks and uncertainties. Actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors, including without limitation, the Registrant's future financial performance; the availability of capital; general market conditions; national and local economic conditions; particularly long-term interest rates; the terms of federal, state and local governmental regulations that affect the Registrant; and the competitive environment in which the Registrant operates, including the availability of retail space and residential apartment units in the areas where the Registrant's properties are located. In addition, the Registrant's continued qualification as a real estate investment trust involves the application of highly technical and complex rules of the Internal Revenue Code. The forward-looking statements are made as of the date of this Fork 8-K and the Registrant assumes no obligation to update the forward-looking statements or to update the reasons actual results could differ from those projected in such forward-looking statements.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on it behalf by the undersigned hereunto duly authorized.


                                                   FIRST REAL ESTATE INVESTMENT
                                                   TRUST OF NEW JERSEY


                                                    By:  /s/ Robert S. Hekemian
                                                      --------------------------
                                                           Robert S. Hekemian
                                                           Chairman of the Board


DATED: March 8, 2004